UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2005

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 8, 2005 we issued a press release announcing that we have signed an agreement with Retail Brand Alliance, Inc. to assume the leases on approximately 75 outlet store locations, subject to obtaining necessary consents and other customary conditions. These leases represent the majority of the outlet locations currently operated by Casual Corner Annex, which will cease its outlet operations early in 2006. The agreement is effective on April 1, 2006 and provides an entry into many of the country’s leading outlet centers for Charming Shoppes’ Lane Bryant brand. The press release is attached as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 to Form 8-K, the information included in this “Item 7.01 Regulation FD Disclosure” shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: December 8, 2005	/S/ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 8, 2005